Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Announces Conversion Period for 0% Convertible Senior Notes due 2019 and 0.5% Convertible Senior Notes due 2021

SAN DIEGO--(BUSINESS WIRE)-- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “Company”) today notified holders of its 0% Convertible Senior Notes due 2019 (the “2019 Notes”) and its 0.5% Convertible Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) that the Notes will become convertible into Illumina common stock at the option of the holders (the “Conversion Option”) beginning on October 1, 2018, and ending at the close of business on December 31, 2018. Any determination regarding the convertibility of the Notes during future periods will be made in accordance with the terms of the respective Indentures governing the Notes.

The Notes will become convertible because the last reported sale price of shares of the Company’s common stock, for at least 20 trading days during the 30 consecutive trading day period ending on the last trading day of the calendar quarter ended September 30, 2018, was greater than 130% of the conversion rate in effect on such last trading day.

The Notes will be convertible at a conversion rate of 3.9318 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $254.34 per share of common stock.

The Company has issued a notice to holders with respect to the Conversion Option specifying the applicable terms, conditions and procedures, which notice is available through The Depository Trust Company or by requesting a copy from The Bank of New York Mellon Trust Company, N.A., which is serving as the conversion agent, at:

BNY Mellon Issuer & Loan Services
Client Service Delivery Corporate Trust-Reorg
c/o Tiffany Castor Corporate Actions Specialist
111 Sanders Creek Pkwy East
Syracuse, NY 13057/AIM 130-022
Tel: 315-414-3034
Fax: 732-667-9408

None of the Company, its Board of Directors or its employees has made or is making any representation or recommendation to any holder as to whether to exercise or refrain from exercising the Conversion Option.

This press release is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) challenges inherent in developing, manufacturing, and launching new products and services, including expanding manufacturing operations and reliance on third-party suppliers for critical components; (ii) the timing and mix of customer orders among our products and services; (iii) the impact of recently launched or pre-announced products and services on existing products and services; (iv) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (viii) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; and (ix) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments.